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                                                                      EXHIBIT A

                          Agreement to File Statement

         The undersigned hereby agree to file Schedule 13 G on behalf of each of them relating to purchases of the common stock of Miller Exploration Company by Falcon Fund, Ltd.


                                        Falcon Fund, Ltd.


                                        By: /s/  G. HOUSTON HALL
                                            --------------------
                                                   G. Houston Hall
                                                   General Partner

                                        /s/ G. HOUSTON HALL
                                        --------------------
                                             G. Houston Hall